American Public Holdings, Inc.
2305 Lakeland Drive, Jackson, Mississippi 39208



FOR IMMEDIATE RELEASE
Date:             September 2, 1997
Contact:          Joseph C. Hartley, Jr.
                  (601) 936-6600 ext. 201, Fax: (601) 936-2157




American Public Holdings, Inc. Appoints Jerry C. Stovall, CLU, President and CEO

Jackson, Mississippi-- American Public Holdings, Inc. announced today that Jerry C. Stovall, CLU, has been appointed Chief Executive Officer effective September 1, 1997. Mr. Stovall replaces Johnny H. Williamson who has retired from the position. Mr. Stovall formerly served as an Executive Vice President of the Company, a position he has held since October, 1996. Until May, 1995, when he retired, Mr. Stovall was President of Lamar Life Insurance Company.

The Company is a holding company for American Public Life Insurance Company, a Mississippi life and health insurance company. American Public Life is licensed to do business in twenty-one states and specializes in supplemental health insurance products, including cancer, accident, intensive care, heart attack/stroke and dental insurance policies.